Camber Energy, Inc. 8-K

Exhibit 99.2

Camber Energy Sells Permian Acreage

Camber Energy (NYSE American: CEI), based in San Antonio, Texas, announced today that it had sold some of its Permian Basin acreage position. Camber is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in Central Oklahoma and in the San Andres formation in the Permian Basin of Texas.

On November 9, 2017, Camber and its joint venture partner, NFP Energy LLC., a family office partnership, entered into a mutual agreement to sell approximately 2,582 acres in the Permian Basin, located in Gaines County, Texas for $1,000 per acre.  This acreage is a part of Camber's “Jackrabbit” Project, targeting the San Andres formation in the Permian Basin.  Camber will maintain a 90% working interest in the residual 1,100 acres, which Camber plans to put on the market.   If sold, such a sale will result in a net positive cash transaction for the Company. With the sale of the 2,582 acres, Camber repaid the first and second lien holders who financed Camber’s original acquisition of the “Jackrabbit” Project, thereby reducing Camber’s liabilities by approximately $1.5 million.

Additionally, the Company has entered into a nonbinding letter of intent to acquire a 95% net working interest position in 3,220 net acres in Yoakum County, Texas, within a 6,000 acre area of mutual interest (AMI) in the Permian Basin. The Company intends to enter into an agreement with a joint venture partner within the AMI with the plan to initiate a drilling program on this acreage, targeting the San Andres formation, during the first half of 2018, subject to the transaction closing by year end.

“Camber decided to sell the Jackrabbit, Gaines County acreage, to reposition the Company on what it believes is geologically lower risk, productive acreage with lower lease costs and the potential for significant improvement in drilling, completion and operating costs and efficiencies,”  stated Richard Azar II, acting CEO of Camber.

“The San Andres formation has a very large footprint in the Permian. Camber’s potential new acquisition of the Yoakum County acreage working interest may provide Camber with an opportunity to better position its Permian exploration and production plans and implement its core expertise in using horizontal drilling, dewatering, and depressurizing reservoirs to extract residual hydrocarbons from prime productive Residual Oil Zones (ROZ),” Mr. Azar continued.

Safe Harbor Statement and Disclaimer

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $2 million due pursuant to the terms of a previously disclosed Stock Purchase Agreement; risks relating to the availability of required financing; risks relating to our compliance with NYSE American listing requirements; risks relating to our compliance with, and default under existing and future loan covenants; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Camber's most recent Annual Report on Form 10-K, Form 10-Qs and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.